Number 622276

Certificate of Incorporation

I hereby certify that

FENNEC PHARMACEUTICALS (EU) LIMITED

is this day incorporated under
the Companies Act 2014,
and that the company is
a Private Company Limited by Shares.

Signed By: On Behalf of The Registrar of Companies
Signing Date: Thu, 08 Mar 2018 06:30:08 GMT +00:00
Reason: I certify this document
Location: Dublin, Ireland
Contact Info: digital.certs@cro.ie

cro

Given under my hand at Dublin, this
Thursday, the 8th day of March, 2018

Mark Donoghue

for Registrar of Companies